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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 14, 2002 relating to the financial statements and financial statement schedule of A.D.A.M., Inc. and January 18, 2002 relating to the financial statements of Integrative Medicine Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 4, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS